UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2013

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 New Montgomery Street, Suite 300

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On October 18, 2013, the Board of Directors (the “Board”) of Trulia, Inc. (the “Company”) increased the size of the Board from six directors to seven directors and appointed Daniel Stephen Hafner to serve as a member of the Board, effective immediately, to fill the newly created vacancy. Mr. Hafner will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2016.

Mr. Hafner, 43, is the co-founder and has been the chief executive officer of KAYAK Software Corporation (“KAYAK”) since January 2004. Mr. Hafner also served on KAYAK’s board of directors from January 2004 until KAYAK’s acquisition by The Priceline Group. Prior to founding KAYAK, Mr. Hafner helped establish Orbitz, Inc., an online travel company, and served as Orbitz, Inc.’s Executive Vice President for Consumer Travel Services from May 2000 until December 2003. From June 1997 until April 2000, Mr. Hafner worked as a consultant with the Boston Consulting Group, a management consulting firm, and advised clients in the e-commerce, health care and industrial goods sectors. Mr. Hafner received a B.A. in economics from Dartmouth College and an M.B.A. from the Kellogg School at Northwestern University.

In connection with his appointment to the Board, the Company entered into an offer letter with Mr. Hafner, pursuant to which Mr. Hafner was granted a restricted stock unit award having a fair market value equal to $200,000 based on the closing price of the Company’s common stock on October 18, 2013. The restricted stock units will vest in twelve equal quarterly installments over approximately a three-year period following Mr. Hafner’s appointment to the Board, subject to Mr. Hafner’s continued service on the Board on each applicable vesting date. Notwithstanding this vesting schedule, the vesting of all equity awards granted to Mr. Hafner will vest in full upon a “change in control” (as defined in the Company’s 2012 Equity Incentive Plan). The restricted stock unit award is subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan and the related restricted stock unit award agreement. Furthermore, in accordance with the Company’s Outside Director Compensation Policy, Mr. Hafner is also entitled to additional cash and equity compensation for his service on the Board and its committees.

Mr. Hafner also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-183364) filed with the Securities and Exchange Commission on August 17, 2012.

Item 8.01. Other Information

Any stockholder of the Company or any other interested party wishing to communicate directly with (i) the entire Board, (ii) the non-management directors as a group or (iii) any individual member of the Board, may do so by writing to the Board or to the particular member of the Board, and mailing the correspondence to the Company’s General Counsel at Trulia, Inc., 116 New Montgomery Street, Suite 300, San Francisco, California, 94105, Attn: General Counsel. The Company’s General Counsel or Legal Department will review all incoming stockholder or other interested party communications and, if appropriate, such communications will be forwarded to the appropriate member or members of the Board, or if none is specified, to the Chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 99.1	Offer Letter Press release issued by Trulia, Inc. dated October 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Peter Flint
Peter Flint Chief Executive Officer

Date: October 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1 99.1	Offer Letter Press release issued by Trulia, Inc. dated October 21, 2013

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